UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2017

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of Material Definitive Agreement.

See Item 5.02 below which is incorporated by reference into this Item 1.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Waiver and Release Agreement with Jason A. Kulas

On September 7, 2017, the Waiver and Release of Claims Agreement between Santander Consumer USA Holdings Inc. and its subsidiaries and affiliates (the “Company”) and Jason Kulas (“Waiver and Release Agreement”) became effective. Mr. Kulas’ employment at the Company was subject to the terms and conditions of the employment agreement, dated as of May 1, 2009, by and between Santander Consumer USA Inc. and Mr. Kulas (the “Kulas Employment Agreement”), pursuant to which Mr. Kulas is entitled to certain compensation in the case of a termination without “Cause” (as defined in the Kulas Employment Agreement) and conditioned upon his execution of a general release and waiver of claims against the Company. The Kulas Employment Agreement was previously filed with the SEC as Exhibit 10.5 to the Company’s Form S-1/A, filed on November 22, 2013.

The Waiver and Release Agreement provides, among other things, that Mr. Kulas’ resignation will be treated as a termination “other than for Cause” or “without Cause,” as applicable, for purposes of the Kulas Employment Agreement and any equity awards granted to Mr. Kulas by the Company.

The Waiver and Release Agreement confirms that Mr. Kulas will receive, subject to any limitations of banking regulators and applicable law and subject to applicable tax withholding obligations, the following payments and benefits, each of which is provided for under the existing terms of the Kulas Employment Agreement: (i) an amount equal to his annual base salary of $1,809,600, payable on a bi-weekly basis over twelve months; (ii) $2,070,000, which equals the full amount of the annual performance bonus to which it is deemed Mr. Kulas would otherwise be entitled absent his termination for 2017; (iii) $250,000 in deferred cash bonus payments payable in accordance with the Company’s special regulatory incentive plan; (iv) $789,286 of the deferred cash portion of certain bonus awards, receipt of $295,050 of which is subject to the achievement of specified Company performance goals for the years 2020-2022; and (v) 12 months of continued medical, dental, and life insurance coverage at the Company’s expense, which is valued at $7,183. Under the Waiver and Release Agreement, Mr. Kulas is restricted from revealing confidential information of the Company and disparaging the Company. In addition, subject to certain exceptions, for 12 months following his resignation from the Company Mr. Kulas may not compete with the Company or solicit or hire the Company’s employees.

In addition to the payments and benefits described above, the Waiver and Release Agreement provides that, upon his termination of employment, (i) Mr. Kulas’ unvested restricted stock awards and restricted stock unit awards will vest in full in accordance with their terms and (ii) his outstanding unvested stock options will vest in full. A portion of Mr. Kulas’ equity awards will continue to be subject to the satisfaction of specific performance measures in future periods.

The Waiver and Release Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Waiver and Release Agreement is qualified in its entirety by reference to such exhibit.

Cautionary Note Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. For an additional discussion of these risks, please see Part I, Item 1A entitled “Risk Factors” in the Company’s 2016 Annual Report on Form 10-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Waiver and Release of Claims Agreement, effective September 7, 2017, executed by Jason A. Kulas in favor of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: September 13, 2017

	By:	/s/ Christopher Pfirrman
	Name:	Christopher Pfirrman
	Title:	Chief Legal Officer

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